UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

15505 Wright Brothers Drive
Addison, Texas		75001
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 14, 2022, Wingstop Inc. (the “Company”) announced the promotion of its President and Chief Operating Officer, Michael Skipworth, to Chief Executive Officer, effective March 13, 2022. Mr. Skipworth succeeds Charles Morrison, the Company’s current Chief Executive Officer, who tendered on March 10, 2022 his resignation as Chief Executive Officer and Chairman of the Board to become Chief Executive Officer of Salad And Go, a private equity sponsored, non-competitive company, where he serves on the Board of Directors. Mr. Skipworth will retain his title of President. Mr. Morrison will remain with the Company until April 8, 2022 to assist with transitional matters in consideration for his current compensation.

Mr. Skipworth was also appointed on March 13, 2022 to serve on the Company’s Board of Directors (the “Board”) to fill the vacancy created by Mr. Morrison’s resignation and to serve as a Class III director until the annual meeting of stockholders to be held in 2024, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

Mr. Skipworth, 44, served as our President and Chief Operating Officer since August 2021, during which period he led global supply chain, operations and domestic development. Prior to that, he served as Executive Vice President and Chief Financial Officer from February 2018 until August 2021. Prior to that, Mr. Skipworth had served as our Senior Vice President and Chief Financial Officer since August 2017. He joined Wingstop in December 2014 as Vice President, Corporate Controller, and served as Vice President of Finance from January 2016 to June 2017. In June 2017, Mr. Skipworth was appointed as our interim Chief Financial Officer and served in that role until his appointment as Chief Financial Officer in August 2017.

Lynn Crump-Caine, 64, was appointed as Chair of the Company’s Board on March 13, 2022, to succeed Mr. Morrison as Chair. Ms. Crump-Caine is the Company’s Lead Independent Director and has been a member of the Board since January 2017. She is the founder and Chief Executive Officer of OutsideIn Consulting, an organizational performance and strategy development consulting firm. Ms. Crump-Caine brings 30 years of restaurant industry experience having previously served as Executive Vice President of the Worldwide Operations for McDonald’s, where her responsibilities also included global supply chain, real estate development, and innovation worldwide. Prior to this role, she held numerous executive level positions including Executive Vice President U.S., Restaurant Systems and Operations. Her current directorships include Thrivent Financial and Advocate Aurora Health Care (previously Advocate Health Care, where she was past chair). Her former directorships include G&K Services and Krispy Kreme Doughnuts, Inc. Ms. Crump-Caine also serves as the Chair of the Board and a mentor with The ExCo Group, a global firm providing mentoring services for senior executives.

As of the filing of this Current Report on Form 8-K, the Board has not completed the documentation of the compensation for Mr. Skipworth in his new role. The Company will file the foregoing information after the information is determined or becomes available.
ITEM 7.01. REGULATION FD DISCLOSURE.
On March 14, 2022, the Company issued a press release (the “Press Release”) announcing the promotion of Mr. Skipworth and his appointment to the Board, the appointment of Ms. Crump-Caine as the Board Chair and Mr. Morrison’s resignation. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release, dated March 14, 2022 (furnished pursuant to Item 7.01)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	March 14, 2022	By:	/s/ Albert McGrath
Senior Vice President